Exhibit 99.2

Nutritional Supplement Business of Irwin Naturals, Inc.

Abbreviated Statements of Revenue and Direct Expense

For the Years Ended December 31, 2024 and 2023

NUTRITIONAL SUPPLEMENT BUSINESS OF IRWIN NATURALS, INC.

ABBREVIATED STATEMENTS OF REVENUE AND DIRECT EXPENSE

TABLE OF CONTENT

Page

Independent Auditors’ Report	1

Statements of Revenue and Direct Expense	3

Notes to the Statements of Revenue and Direct Expense	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of FitLife Brands, Inc.

Opinion

We have audited the abbreviated statements of revenue and direct expense of the Nutritional Supplement Business of Irwin Naturals, Inc. (the “Irwin Supplement Business”) for the years ended December 31, 2024 and 2023, and the related notes to the statements of revenue and direct expense (collectively referred to as the “financial statements”).

In our opinion, the accompanying abbreviated statements of revenue and direct expense presents fairly, in all material respects, the revenue and direct expense of the Irwin Supplement Business for the years ended December 31, 2024 and 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Irwin Naturals, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter—Basis of Presentation

As discussed in Note 2 to the financial statements, which describes the basis of preparation, the financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of FitLife Brands, Inc., and are not intended to be a complete presentation of the Irwin Supplement Business’s assets, liabilities, revenues and expenses. As a result, the financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Irwin Supplement Business’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Irwin Supplement Business’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Irwin Supplement Business’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Weinberg & Company, P.A.

Los Angeles, California
October 20, 2025

Nutritional Supplement Business of Irwin Naturals, Inc.
Abbreviated Statements of Revenue and Direct Expense
For the years ended December 31, 2024 and 2023
(in thousands)

	For the years ended December 31,
	2024	2023

Revenue, net	$67,870	$69,654
Cost of goods sold	45,930	52,434
Gross profit	21,940	17,220

OTHER DIRECT EXPENSE:
Selling, general and administrative	15,135	19,244
Advertising and marketing	394	2,293
Depreciation and amortization	122	119
EXCESS (SHORTFALL) OF REVENUE OVER DIRECT EXPENSE	$6,289	$(4,436)

The accompanying notes are an integral part of these Abbreviated Statements of Revenue and Direct Expense.

Nutritional Supplement Business of Irwin Naturals, Inc.
Notes to the Abbreviated Statements of Revenue and Direct Expense
For the Years Ended December 31, 2024 and 2023
(in thousands)

1.	BACKGROUND

Irwin Naturals, Inc. (“Irwin”) is a provider of various nutritional and wellness supplements for health-conscious consumers.

FitLife Brands, Inc. (“FitLife”) is a provider of innovative and proprietary nutritional supplements and wellness products for health-conscious consumers.

On August 8, 2025, FitLife acquired substantially all of the assets and assumed certain liabilities of the Nutritional Supplement Business of Irwin, as previously approved by the U.S. Bankruptcy Court for the Central District of California. The purchase price to complete the acquisition was $42.5 million in cash. The transaction did not contain any earnouts or contingent consideration.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Abbreviated Statements of Revenue and Direct Expense of the nutritional supplement business of Irwin (the “Abbreviated Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the purpose of FitLife’s compliance with the rules and regulations of the SEC under Rule 3-05 of Regulation S-X. FitLife received a waiver from the SEC to present Abbreviated Financial Statements in lieu of complete historical financial statements for Irwin. Historically, stand-alone financial statements related to the assets acquired from Irwin have not been prepared. The abbreviated statements of revenue and direct expense present only those revenues and expenses related to the acquired assets and assumed liabilities. The abbreviated statements of revenue and direct expense were derived from the historical accounting records of Irwin. The abbreviated statements of revenue and direct expense do not include interest expense as the debt that was held by Irwin was not assumed by FitLife, nor do they include any bankruptcy-related expense or income tax expense (benefit).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the reported amount of net sales and expense recognized during the periods presented.

Those estimates and assumptions include estimates for reserve of credit losses of uncollectible accounts receivable, product returns, allowance for inventory obsolescence, the depreciable lives of property and equipment, and accruals for potential liabilities. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Nutritional Supplement Business of Irwin Naturals, Inc.
Notes to the Abbreviated Statements of Revenue and Direct Expense
For the Years Ended December 31, 2024 and 2023
(in thousands)

Revenue Recognition

Irwin’s revenue is comprised of sales of nutritional supplements and wellness products to consumers.

Irwin accounts for revenue in accordance with FASB ASC 606. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products to our customers based on written sales terms. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products to a customer.

All products sold by Irwin are distinct individual products and consist of nutritional supplements and wellness products. The products are offered for sale solely as finished goods, and there are no performance obligations required post-shipment for customers to derive the expected value from them.

Sales to customers in the U.S. were approximately 94% for the years ended December 31, 2024 and 2023, respectively, with the balance of sales to customers primarily in Canada.

Customer and Vendor Concentration

Total sales to Customers A and B during 2024 were 16% and 11% of gross sales for the year ended December 31, 2024, respectively. Total sales to Customers A and C during 2023 were 14% and 15% of gross sales for the year ended December 31, 2023, respectively.

For the years ended December 31, 2024 and 2023, one vendor accounted for more than 95% of the Company's inventory-related purchases.

Product Returns, Sales Incentives and Other Forms of Variable Consideration

In measuring revenue and determining the consideration Irwin is entitled to as part of a contract with a customer, Irwin takes into account the related elements of variable consideration. Such elements of variable consideration include, but are not limited to, estimated sales allowances, defective products, product returns and sales incentives, such as markdowns and sales promotions. Irwin uses the expected value method to quantify the variable consideration. For these types of arrangements, the adjustments to revenue are recorded at the later of when (i) Irwin recognizes revenue for the transfer of the related products to the customers, or (ii) Irwin pays, or promises to pay, the consideration.

Irwin has a 60-day product return policy for direct-to-consumer sales, which allows for a 100% sales price refund for the return of unopened and undamaged products purchased from us online through our websites or e-commerce platforms.

Nutritional Supplement Business of Irwin Naturals, Inc.
Notes to the Abbreviated Statements of Revenue and Direct Expense
For the Years Ended December 31, 2024 and 2023
(in thousands)

For the sale of goods with a right of return, Irwin estimates variable consideration using the expected value method and recognizes revenue for the consideration it expects to be entitled to when control of the related product is transferred to the customers and records a product returns liability for the amount it expects to credit back its customers. Under this method, certain forms of variable consideration are based on expected sell-through results, which requires subjective estimates. These estimates are supported by historical results as well as specific facts and circumstances related to the current period. The product returns liability includes estimates that directly impact reported revenue. These estimates are calculated based on a history of actual returns, estimated future returns and information provided by customers regarding their inventory levels. Consideration of these factors results in an estimate for anticipated sales returns that reflects increases or decreases related to seasonal fluctuations. In addition, as necessary, product returns liability may be established for significant future known or anticipated events. The types of known or anticipated events that are considered, and will continue to be considered, include, but are not limited to, changes in the retail environment and the Company's decision to continue to support new and existing products.

Information for product returns is received on a regular basis and adjusted for accordingly. Adjustments for returns are based on factual information and historical trends for Irwin products. If we determine there are any risks or issues with any specific products, we accrue sales return allowances based on management’s assessment of the overall risk and likelihood of returns in light of all information available.

Cost of Goods Sold

Cost of goods sold is comprised of the costs of products, in-bound freight charges, shipping and handling costs, purchase and receiving costs. Other expenses not related to the production and distribution of our products is classified as operating expense.

Other Direct Expense

Other direct expense consists of selling, general and administrative expense (primarily personnel costs), advertising and marketing expense, and depreciation and amortization expense.  All components of other direct expense are recognized as incurred.

Nutritional Supplement Business of Irwin Naturals, Inc.
Notes to the Abbreviated Statements of Revenue and Direct Expense
For the Years Ended December 31, 2024 and 2023
(in thousands)

3.	SEGMENT INFORMATION

The Company operates and manages its business as one reportable operating segment dedicated to providing innovative and proprietary nutritional supplements and wellness products for health-conscious consumers.

Significant segment expense includes cost of goods sold, which is presented on the statements of revenue and direct expense.  Employee compensation and benefits is also a significant segment expense.  Operating expense includes all remaining costs necessary to operate our business, including external professional services, insurance and other selling, general and administrative expense.  The following table presents the significant segment expense:

	Years ended December 31,
	2024	2023
Cost of goods sold	$45,931	$52,434

Employee compensation and benefits	7,983	10,858
Operating expense	7,668	10,798
Total operating expense	$15,651	$21,656

The following table summarizes sales to customers by geographic regions:

	Years ended December 31,
	2024	2023
United States	$63,736	$65,227
Rest of world	4,134	4,427
Total revenue	$67,870	$69,654

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